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                                                                EXHIBIT 10.12




                            ASSET PURCHASE AGREEMENT



                                     DATED

                                JANUARY 27, 1997

                                     AMONG

                           AXSON NORTH AMERICA, INC.,

                                  AXSON S.A.,

                                 AKEMI, INC.
                                      AND

                                  MAXCO, INC.


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                                      i

                               TABLE OF CONTENTS

                                   ARTICLE I

                         CERTAIN DEFINITIONS .............................    2

1.01  "Acquired Assets" ..................................................    2
1.02  "Assumed Liabilities"...............................................    3
1.03  "Excluded Assets"...................................................    3
1.04  "Retained Liabilities"..............................................    3
1.05  "Taxes".............................................................    5
1.06  "Employee Benefit Plan".............................................    5


                                 ARTICLE II

                         PURCHASE AND SALE OF ASSETS
                        AND ASSUMPTION OF LIABILITIES ....................    5


2.01  Purchase and Sale of Assets ........................................    5
2.02  Consideration.......................................................    5


                                 ARTICLE III

                                    THE CLOSING ..........................    6

3.01  Time and Place .....................................................    6
3.02  Deliveries by the Seller............................................    6
3.03  Deliveries by Purchaser.............................................    6
3.04  Further Assurances .................................................    7


                                 ARTICLE IV

                 RELATED AGREEMENTS AND TRANSACTIONS......................    7

4.01  Hold Harmless ......................................................    7

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                                     ii



4.02  Bulk Sales Laws.....................................................    7
4.03  Mail Received After Closing ........................................    7
4.04  Access by Seller ...................................................    8
4.05  Change of Name .....................................................    8
4.06  Allocation Agreement ...............................................    8
4.07  Confidentiality; Competition .......................................    8
4.08  Purchase of Stock by Parent ........................................    9
4.09  Parent Loan ........................................................    9
4.10  Axson Loan..........................................................   10
4.11  Axson's Board of Directors .........................................   10
4.12  Stockholders' Agreement.............................................   10
4.13  Employee Matters....................................................   10
4.14  Computer System.....................................................   10
4.15  Lease of Factories and Equipment....................................   10
4.16  Supply Agreement....................................................   10
4.17  Certain Agreements..................................................   10
4.18  Consents and Approvals..............................................   11
4.19  Employee Benefit Plans; Insurance...................................   11
4.20  Post-Closing Adjustment.............................................   11


                                  ARTICLE V

                       REPRESENTATIONS AND WARRANTIES
                                     OF SELLER ...........................   12

5.01  Due Authorization and Execution; Valid and Binding Agreements;
        No Violation .....................................................   12
5.02  Corporate Organization; Etc.........................................   13
5.03  No Violation .......................................................   13
5.04  Consents and Approvals of Governmental Authorities; Etc.............   14
5.05  Financial Statements ...............................................   14
5.06  No Undisclosed Liabilities; Etc.....................................   14
5.07  Absence of Certain Changes .........................................   14
5.08  Title to Properties; Encumbrances...................................   16
5.09  Plant and Equipment ................................................   16
5.10  Leases .............................................................   16
5.11  No Condemnation or Expropriation ...................................   16
5.12  Patents, Trademarks, Trade names, Etc...............................   16
5.13  Litigation..........................................................   17
5.14  Subsidiaries........................................................   18
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                                     iii

5.15  Toxic and Hazardous Substances and Other Environmental, Health and
        Safety Issues ....................................................   18
5.16  Good Title Conveyed, Etc............................................   19
5.17  Compliance with Law ................................................   19
5.18  Insurance ..........................................................   20
5.19  Contracts and Commitments...........................................   20
5.20  Akemi GmbH Agreement................................................   21
5.21  Accounts Receivable.................................................   21
5.22  Personnel...........................................................   21
5.23  Labor Difficulties..................................................   21
5.24  Customers and Suppliers.............................................   22
5.25  No Product Liabilities..............................................   22
5.26  Inventory...........................................................   22
5.27  Backlog ............................................................   23
5.28  Product and Service Warranties......................................   23
5.29  Disclosure..........................................................   23


                                 ARTICLE VI

       REPRESENTATIONS AND WARRANTIES OF PURCHASER AND AXSON .............   23
6.01  Corporate Organization: Etc.........................................   23
6.02  Authorization, Etc..................................................   24
6.03  No Violation .......................................................   24
6.04  Axson's Financial Statements........................................   24
6.05  Power to Issue Axson Stock..........................................   25
6.06  Capitalization......................................................   25
6.07  Consents and Approvals of Governmental Authorities; Etc.............   25
6.08  No Undisclosed Liabilities; Etc.....................................   25
6.09  Title to Properties; Encumbrances...................................   25
6.10  Plant and Equipment.................................................   26
6.11  Litigation..........................................................   26
6.12  Compliance with Law.................................................   26

                                 ARTICLE VII

                   CONDUCT OF BUSINESS PENDING THE CLOSING ...............   27
7.01  Regular Course of Business .........................................   27
7.02  Amendments .........................................................   27
7.03  Capital Changes.....................................................   27
7.04  Organization .......................................................   27
7.05  General ............................................................   27

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                                     iv

7.06  Insurance; Property.................................................   27
7.07  No Default..........................................................   27
7.08  Compliance with Laws................................................   27
7.09  Inventory...........................................................   27


                                ARTICLE VIII

                     OBLIGATIONS PENDING THE CLOSING .....................   28
8.01  Access .............................................................   28
8.02  Confidentiality ....................................................   28
8.03  Other Transactions; Etc.............................................   28
8.04  Further Assurances .................................................   29
8.05  Supplements to Schedules ...........................................   29
8.06  Foam Boards; Waste Drums ...........................................   29


                                 ARTICLE IX

         CONDITIONS TO THE OBLIGATIONS OF PURCHASER AND AXSON ............   29
9.01  Representations and Warranties True ................................   29
9.02  Performance ........................................................   29
9.03  Investigations; Etc.................................................   30
9.04  No Government Proceeding or Litigation..............................   30
9.05  Material Adverse Change.............................................   30
9.06  Consents ...........................................................   30
9.07  Related Transactions................................................   30
9.08  Key Employees.......................................................   30
9.09  Financing...........................................................   30
9.10  Insurance...........................................................   30
9.11  Certificates........................................................   30


                                  ARTICLE X

         CONDITIONS TO THE OBLIGATIONS OF SELLER AND PARENT ..............   31
10.01  Representations and Warranties True ...............................   31
10.02  Performance .......................................................   31
10.03  Certificates.......................................................   31


                                 ARTICLE XI

        SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION ......   31
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                                      v

11.01  Survival of Representations and Warranties .........................  31
11.02  Statements as Representations ......................................  31
11.03  Agreement to Indemnify..............................................  31
11.04  Indemnification for Claims..........................................  32
11.05  Accounts Receivable.................................................  33
11.06  Remedies Cumulative.................................................  33


                                 ARTICLE XII

                     TERMINATION AND REMEDIES .............................  33
12.01  Termination ........................................................  33
12.02  Remedies............................................................  34


                                ARTICLE XIII

                     MISCELLANEOUS PROVISIONS .............................  35
13.01  Commissions and Finders' Fees ......................................  35
13.02  Amendment and Modification..........................................  35
13.03  Waiver of Compliance................................................  35
13.04  Expenses............................................................  35
13.05  Notices.............................................................  35
13.06  Assignment..........................................................  36
13.07  Governing Law; Etc..................................................  36
13.08  Counterparts........................................................  36
13.09  Effectiveness; Binding Effect.......................................  37
13.10  Headings............................................................  37
13.11  Entire Agreement....................................................  37
13.12  Third Parties.......................................................  37
13.13  Mutual Agreement....................................................  37
13.14  Severability........................................................  37

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                                     vi

                             EXHIBITS AND SCHEDULES


EXHIBITS

        A                       Instrument of Assumption
        B                       Bill of Sale
        C                       Axson Note
        D                       Purchaser Note
        E                       New Factory Lease and Equipment Lease
        F                       Old Factory Lease
        G                       Supply Agreement

SCHEDULES

        1.01(a)                 Tangible Personal Property
        1.01(b)                 Inventory
        1.01(c)                 Receivables
        1.01(d)                 Contracts
        1.01(g)                 Government Permits
        1.03                    Excluded Assets
        4.17                    Certain Agreements
        5.04                    Consents (Seller)
        5.07                    Certain Changes
        5.10                    Leases
        5.12                    Intellectual Property
        5.18                    Insurance
        5.19                    Contracts and Commitments
        5.22                    Personnel
        5.24                    Customers and Suppliers
        5.27                    Backlog
        5.28                    Product Warranties
        6.06                    Convertible Securities
        6.07                    Consents (Purchaser)
        6.11                    Litigation
        7.04                    Certain Officers
        9.08                    Key Employees


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                            ASSET PURCHASE AGREEMENT



        ASSET PURCHASE AGREEMENT dated January 27, 1997 among Axson North America, Inc., a Texas corporation ("Purchaser"), Axson S.A., a French societe anonyme ("Axson"), Akemi Inc., a Michigan corporation ("Seller"), and Maxco, Inc., a Michigan corporation ("Parent").

        This Agreement sets forth the terms and conditions upon which Seller will sell to Purchaser, and Purchaser will purchase from Seller, certain assets of Seller.

        In consideration of the mutual agreements contained herein, the parties agree as follows:

                                   ARTICLE I

                              CERTAIN DEFINITIONS

        As used in this Agreement each of the following terms shall have the following meaning:

        1.01 "Acquired Assets" shall mean all right, title and interest in the businesses currently conducted by Seller (collectively the "Business"), excluding any liabilities not expressly assumed under this Agreement, and in all of Seller's assets, other than the Excluded Assets (as hereinafter defined), including, without limitation, the following:

                (a) all machinery, equipment, supplies, tools, spare parts, vehicles and other items of tangible personal property owned by Seller and all leasehold interests in tangible personal property held by Seller, all as listed on Schedule 1.01(a);

                (b) all inventories of raw materials, work-in-process, finished products, supplies, spare parts, goods in transit (i.e. goods ordered by and invoiced to Seller which have not yet been delivered) and packaging materials, including those listed on Schedule 1.01(b) (collectively "Inventory");

                (c) all trade accounts and notes receivable, billed or unbilled (collectively "Receivables"), prepaid expenses and deferred charges, and security deposits under leases to be assumed by Purchaser including those listed on Schedule 1.01(c);


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                (d)     all rights and interest of Seller in, to and under the
contracts, licenses, leases, purchase orders, commitments, letters of intent, proposals and agreements which are listed on Schedule 1.01(d).

                (e) all patents, trademarks, patent and trademark applications, trade names, licenses, copyrights and inventions of Seller, including, without limitation, the trade name and trademark "Akemi," any derivatives thereof and all trademarks and logotypes relating thereto;

                (f) all of the books and records of Seller, including, without limitation, all books of account and records relating to employees to be hired by Purchaser, the purchase of materials, supplies or services, production and sale of products or services, and all other existing records of Seller, catalogs, manuals, promotion materials, and computerized books and records, together with the related documentation used in connection therewith;

                (g) all Federal, state and local governmental licenses, permits, approvals and authorizations held by Seller, including, without limitation, those listed on Schedule 1.01(g);

                (h) all intangible assets of Seller, including telephone numbers, customer, prospect and reference lists, trade secrets, formulae, computer software, processes, technology, innovations, inventions, engineering drawings, designs, patterns and similar information generally described as know-how, research, marketing and other data, together with the goodwill relating thereto and to the Business; and

                (i) all of Seller's other rights, properties, assets, claims, contracts and businesses of every kind, character and description, whether tangible or intangible, real, personal or mixed, whether accrued, contingent or otherwise and wherever located, except the Excluded Assets.

        1.02 "Assumed Liabilities" shall mean (and are expressly limited to) all obligations of Seller to be performed or satisfied after the Closing under all contracts, leases, purchase orders, commitments and agreements of Seller which are included in the Acquired Assets, but not liabilities or obligations resulting from any default by Seller thereunder prior to the Closing.

        1.03    "Excluded Assets" shall mean the assets of Seller described on
Schedule 1.03 hereof, which are not being transferred to Purchaser at the Closing pursuant to this Agreement.

        1.04 "Retained Liabilities" shall mean all liabilities and obligations of, or claims against, Seller of whatever nature, whether accrued, absolute, contingent or otherwise, other than the Assumed Liabilities, including, without limitation, the following:

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                (a)     all liabilities and obligations of Seller to pay Taxes
(as hereinafter defined), including all Taxes of whatever nature arising from the transactions contemplated by this Agreement, except those to be paid by Purchaser pursuant to Section 13.04;

                (b) all liabilities arising from or with respect to any Employee Benefit Plan (as defined hereinafter) of Seller or Parent;

                (c) any liabilities with respect to any alleged or actual injury or damage allegedly or actually resulting from the use of any product manufactured or sold by, or services provided by, Seller or any other business the assets of which have been purchased by Seller prior to the Closing Date;

                (d) any liabilities with respect to any actual or alleged employee or former employee work-related injury which occurred on or prior to the Closing Date;

                (e) any liability of any kind (including, without limitation, life, medical, accident and other insurance coverage) relating to any employee or former employee of Seller arising out of or relating to any event which occurred prior to the Closing Date, including, without limitation, any liability with respect to accrued vacation through the Closing Date (whether or not the employee is hired by Purchaser);

                (f) any liability of Seller under any litigation, proceeding or claim of any nature by any person or entity arising out of or relating to any event which occurred prior to the Closing Date, whether or not such litigation, proceeding or claim is pending, threatened or asserted before, on or after the Closing Date;

                (g) any liability relating to any Environmental Condition (as hereinafter defined) which existed or occurred on or prior to the Closing Date;

                (h) any liability resulting from any defect or other deficiency (whether in design, materials, workmanship, labeling, instruction or otherwise) with respect to any product manufactured or sold or any service provided by Seller or any other business the assets of which have been purchased by Seller prior to the Closing, or any liability relating to any warranty obligation incurred by Seller or such other business for any such product or service;

                (i) any liability or obligation of Seller to Parent or any affiliate or associate (as hereinafter defined) of Parent;

                (j) all liabilities and obligations of Seller for accounts payable, whether or not reflected on the Balance Sheet (as hereinafter defined), except accounts payables relating to goods in transit which shall be assumed by Purchaser; and

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                (k)     any liability, obligation or claim of whatever nature,
whether accrued, absolute, contingent or otherwise, which is not specifically assumed by Purchaser pursuant to this Agreement.

        1.05 "Taxes" shall mean all taxes, charges, fees, levies or other similar assessments or liabilities, including, without limitation, income, gross receipts, ad valorem, premium, value-added, excise, real property, personal property, sales, use, transfer, withholding, employment, payroll and franchise taxes imposed by the United States of America or any state, local or foreign government, or any agency thereof, or other political subdivision of the United States or any such government, and any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof.

        1.06 "Employee Benefit Plan" shall mean any "employee pension benefit plan" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), any "employee welfare benefit plan" (as defined in Section 3(1) of ERISA), and any other written or oral plan, agreement or arrangement involving direct or indirect severance benefits, disability benefits, deferred compensation, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement compensation maintained or contributed by Seller or Parent.

                                   ARTICLE II

                          PURCHASE AND SALE OF ASSETS
                         AND ASSUMPTION OF LIABILITIES

        2.01 Purchase and Sale of Assets. Subject to the terms and conditions of this Agreement and in reliance upon the representations, warranties and covenants set forth herein, at the Closing, Seller will sell, transfer, convey, assign and deliver to Purchaser, and Purchaser will purchase, acquire and accept the Acquired Assets, free and clear of all liens, security interests, charges, claims, equities or encumbrances of whatever nature.

        2.02 Consideration. In consideration of the sale, assignment, transfer and delivery of the Acquired Assets, Purchaser will deliver to Seller at the Closing the following:

                (a) Subject to adjustment pursuant to Section 4.20, $2,043,000 in cash, to be paid by certified or official bank check or wire transfer of funds to an account designated by Seller at least five business days prior to the Closing; and

                (b) an Instrument of Assumption in the form of Exhibit A hereto, relating to the Assumed Liabilities.


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                                  ARTICLE III

                                  THE CLOSING

        3.01 Time and Place. The Closing of the transactions contemplated by this Agreement will take place at the offices of the Bureau Francis Lefebvre-New York, 712 Fifth Avenue, New York, New York at 10:00 A.M. local time, on the Closing Date (as hereinafter defined). Subject to Section 12.01 hereof, the Closing shall occur as soon as possible after all conditions set forth in Articles IX and X have been satisfied or waived, on a date specified in a written notice from Seller to Purchaser, given at least five business days prior to such date. The date of the Closing is hereinafter sometimes referred to as the "Closing Date."

        3.02 Deliveries by Seller. As a condition to the obligations of Purchaser and Axson hereunder, Seller will deliver to Purchaser at the Closing the following:

                (a) a duly executed Bill of Sale in the form of Exhibit B hereto;

                (b) all documents of title necessary to transfer ownership to Purchaser of any of the assets listed on Schedule 1.01(a);

                (c) all other deeds, endorsements, assignments and other instruments as, in the reasonable opinion of counsel for Purchaser, are necessary to vest in Purchaser good and marketable title to the Acquired Assets;

                (d) all documents as, in the reasonable opinion of counsel for Purchaser, are necessary to release and extinguish all liens and encumbrances on any of the Acquired Assets; and

                (e) all other previously undelivered documents required to be delivered by Seller at or prior to the Closing in connection with the transactions contemplated by this Agreement.

        3.03 Deliveries by Purchaser. As a condition to the obligations of Seller hereunder, Purchaser will deliver to Seller at the Closing the following:

                (a)     the consideration set forth in Section 2.02; and

                (b) all other previously undelivered documents required to be delivered by Purchaser at or prior to the Closing in connection with the transactions contemplated by this Agreement.

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        3.04    Further Assurances.  After the Closing, Seller and Parent shall from time to time, at the request of Purchaser and without further cost or expense to Purchaser, execute and deliver such other instruments of conveyance and transfer and take such other actions as Purchaser may reasonably request in order to more effectively consummate the transactions contemplated hereby and to vest in Purchaser good and marketable title to the Acquired Assets.

                                   ARTICLE IV

                      RELATED AGREEMENTS AND TRANSACTIONS

        4.01    Hold Harmless.

                (a) Seller and Parent, jointly and severally, covenant and agree to hold Purchaser, Axson and their affiliates and associates harmless from and defend Purchaser, Axson and their affiliates and associates against any liability and out-of-pocket expenses, including attorneys' fees and disbursements, arising out of claims made, or suits or proceedings brought, against Purchaser, Axson or their affiliates and associates by any party relating to the Retained Liabilities.

                (b) Purchaser and Axson, jointly and severally, covenant and agree to hold Seller, Parent and their affiliates and associates harmless from and defend Seller, Parent and their affiliates and associates against any liability and out-of-pocket expenses, including attorneys' fees and disbursements, arising out of claims made, or suits or proceedings brought, against Seller, Parent or their affiliates and associates by any party relating to any Assumed Liabilities.

        4.02 Bulk Sales Laws. Seller and Parent, jointly and severally, covenant and agree to indemnify and hold harmless Purchaser from any and all claims made by creditors of Seller (other than creditors with respect to the Assumed Liabilities) relating to provisions of the "bulk sales laws" of any State or other jurisdiction which may be applicable to the transactions contemplated hereby and from all reasonable out-of-pocket costs (including reasonable attorneys' fees) incurred in the defense of any claims made under such laws.

        4.03 Mail Received After Closing. Following the Closing, Purchaser may receive and open all mail addressed to Seller and deal with the contents thereof in its discretion to the extent that such mail and the contents thereof relate to the Acquired Assets or the Assumed Liabilities. Purchaser agrees to deliver or cause to be delivered to Seller all other mail addressed to Seller which does not relate to the Acquired Assets or the Assumed Liabilities; and Seller agrees to deliver or cause to be delivered to Purchaser all mail received by Seller relating to the Acquired Assets or the Assumed Liabilities.

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

        4.04 Access by Seller. After the Closing, Purchaser shall afford Seller, its counsel, accountants and other representatives reasonable access during regular business hours upon reasonable prior notice to such books and records of Seller acquired by Purchaser pursuant hereto as may be reasonably necessary in order for Seller to prepare tax reports and returns required to be filed by it or to respond to inquiries by governmental authorities or for other appropriate reasons. Purchaser shall not dispose of any such books or records of Seller until it has given reasonable notice to Seller of its intention to do so and given Seller a reasonable opportunity to take possession of such books and records to be disposed of.

        4.05 Change of Name. Promptly following the Closing, Seller shall amend its Certificate of Incorporation so as to change its name to a name not including "Akemi" or any derivative thereof. Thereafter, neither Seller nor any affiliate thereof shall use the name "Akemi" or any derivative thereof.

        4.06 Allocation Agreement. At the Closing, Purchaser and Seller shall enter into an allocation agreement satisfying the requirements of Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated pursuant thereto. Neither Purchaser nor Seller shall take a reporting position contrary to the allocation agreement.

        4.07    Confidentiality; Competition.

                (a) The parties acknowledge that the value of confidential information developed by Seller is attributable substantially to the fact that such information is maintained by Seller in the strictest confidentiality and secrecy and is not available to others without the expenditure of substantial time, effort and money. Seller and Parent acknowledge that Purchaser would be irreparably damaged if Seller' s or Parent's confidential knowledge of the business and affairs of Seller were disclosed to or utilized on behalf of Seller, Parent or any other person, firm, corporation or other business organization which is in competition in any respect with any line or lines of business of Seller, and Seller and Parent jointly and severally covenant and agree that they shall not at any time, and shall ensure that none of their respective employees, affiliates, associates (as the terms "affiliate" and "associate" are defined by the rules and regulations promulgated under the Securities Act of 1933, as amended) or any other person whose behavior can be controlled by Seller or Parent (a "Controlled Person") shall at any time, without the prior written consent of Purchaser, disclose or use any such confidential information.

                (b) To further secure the interests of Purchaser hereunder, Seller and Parent jointly and severally covenant and agree that for a period of five (5) years from the Closing Date, neither Seller nor Parent shall, directly or indirectly, engage (and shall assure that none of their respective employees, affiliates, associates or Controlled Persons directly or indirectly engages) in competition with, or directly or indirectly perform services (as employee, manager, consultant, independent contractor, advisor or otherwise) for any

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

business, or own any equity interest in any enterprise (other than an aggregate of not more than one percent (1%) of the stock issued by any publicly held corporation) that engages in competition with the business conducted presently or at the Closing Date by Seller, Purchaser, Axson or any of its affiliates; provided, however, that this restriction is not intended to prohibit the distribution and resale of products purchased under (i) the Supply Agreement (as hereinafter defined) by Parent's construction distribution supply subsidiaries, or (ii) Section 8.06. In addition, during such period, neither Seller nor Parent shall (and shall assure that none of their respective employees, affiliates, associates or Controlled Persons) directly or indirectly solicit, raid or entice, or otherwise induce any customer of Purchaser or Axson to cease doing business therewith or to do business with a competitor with respect to products that are competitive with the products of Purchaser or Axson.

                (c) To further secure the interests of Purchaser hereunder, Seller and Parent jointly and severally agree that for a period of five (5) years from the Closing Date, neither Seller nor Parent shall, directly or indirectly, solicit for employment, offer employment to, or employ for its own account or the account of any other person, any person who is on the Closing Date or thereafter becomes an employee or consultant of Purchaser or Axson. For purposes of this Section 4.07(c), however, no employee of Parent or any subsidiary of Parent, other than Seller nor any officer of Seller not compensated by Seller, would be deemed to be a consultant of Seller.

                (d) To further secure the interests of Purchaser hereunder, Seller and Parent jointly and severally agree that neither Seller nor Parent shall, and shall assure that none of their respective employees, affiliates, associates or Controlled Persons, at any time disparage the business reputation, products or services of Purchaser or Axson.

                (e) Seller and Parent expressly agree that, in addition to any other rights or remedies which Purchaser may have, Purchaser shall be entitled to injunctive and other equitable relief to prevent a breach of this Section
4.07 by Seller or Parent including a temporary restraining order or an injunction from any court of competent jurisdiction restraining any threatened or actual violation, and Seller and Parent consent to the entry of such an order and injunctive relief and waive the making of a bond or undertaking as a condition for obtaining such relief.

        4.08 Purchase of Stock by Parent. At the Closing, Parent shall purchase 8,305 shares of Common Stock of Axson (the "Axson Stock") for an aggregate purchase price of FF 10,505,825.

        4.09 Parent Loan. At the Closing, Parent shall make a loan to Axson (the "Parent Loan") in the principal amount of $43,000. The Parent Loan shall be memorialized by the issuance to Parent of Axson's promissory note in the form annexed hereto as Exhibit C (the "Axson Note").

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

        4.10 Axson Loan. At the Closing, Axson shall lend the proceeds of the Parent Loan to Purchaser (the "Axson Loan"). The Axson Loan shall be memorialized by the issuance to Axson of Purchaser's promissory note in the form annexed hereto as Exhibit D (the "Purchaser Note").

        4.11 Axson's Board of Directors. Axson shall seek the approval of its stockholders for (a) the election of Parent's nominee to Axson's Board of Directors and (b) the requisite amendment to Axson's organizational documents to permit such election. Subject to receipt of such approval, Parent would be entitled to nominate one director to Axson's Board of Directors for so long as Parent owns five percent (5%) or more of Axson's outstanding Common Stock.

        4.12 Stockholders' Agreement. Parent has been provided with a copy of Axson's Stockholders' Agreement dated December 21, 1994, as amended by amendment dated June 19, 1995 (the Stockholders' Agreement"), together with an English translation thereof. Parent shall be considered a "financial stockholder" of Axson for purposes of the Stockholders' Agreement, and, at the Closing, Parent shall execute and deliver to Axson a counterpart of the French version of the Stockholders' Agreement.

        4.13 Employee Matters. Seller shall be responsible and liable for any and all severance and other costs and liabilities relating to all terminations of employees prior to the Closing or any employee who is not employed by Purchaser following the Closing and Seller shall indemnify and hold Purchaser harmless with respect to any liability or expense (including reasonable attorneys' fees) arising from such terminations.

        4.14 Computer System. Prior to the Closing, Parent shall take, and shall cause Seller to take, any and all steps necessary to assure that Seller's computer systems operate autonomously and independent of Parent's computer system.

        4.15 Lease of Factories and Equipment. At the Closing, Purchaser and Seller or the affiliate of Parent to whom Seller's two factory properties are transferred shall enter into Leases with respect to such factories and certain equipment in the forms annexed hereto as Exhibits E and F, respectively (the "Leases").

        4.16 Supply Agreement. At the Closing, Purchaser and two affiliates of Parent shall enter into a Supply Agreement in the form annexed hereto as Exhibit G (the "Supply Agreement").

        4.17 Certain Agreements. Schedule 4.17 sets forth an accurate description of Seller's agreements and course of dealing with Akemi GmbH. Following the Closing, Purchaser and Axson agree to make a good faith effort to enter into a written agreement with Akemi GmbH, or its successor, in such form as may be acceptable to Purchaser and Axson. In the event Purchaser and Axson are unable to reach such an agreement with Akemi GmbH, if Purchaser and Axson continue to honor and abide by the terms of the course of dealing described in Schedule 4.17, then Seller and Parent shall jointly and severally indemnify and hold Purchaser and Axson harmless with respect to any liability, loss, damage, including loss or damage to the stone, wood and marble product lines acquired from Seller, or expense (including reasonable attorney's fees) arising from Purchaser's relationship and course of dealing with Akemi GmbH, including the termination thereof or the restrictive covenant set forth therein; provided, however, that in no event shall Seller's liability under this Section 4.17 exceed the total amount of Three Hundred Seventy Five Thousand Dollars ($375,000); and further provided, however, that in no case shall Purchaser be entitled to make any claim for indemnification under this
Section 4.17 after the tenth anniversary of the Closing Date; and further provided, however, that nothing in this Section 4.17 shall limit the liability of Seller and Parent with respect to any breach of the representation and warranty set forth in Section 5.20.

        4.18 Consents and Approvals. Prior to the Closing, Seller shall obtain and deliver to Purchaser all consents and approvals required for consummation of all transactions contemplated by this Agreement from all government and regulatory authorities and any other person or entity, including, without limitation, the consent of Comerica Bank and the release of its liens on the Acquired Assets.

        4.19 Employee Benefit Plans; Insurance. Parent shall assist Purchaser to establish Employee Benefit Plans for the employees of Purchaser following the Closing. In addition, Parent shall assist Purchaser in obtaining business insurance coverage following the Closing comparable to that now carried by Seller. Parent and Seller acknowledge that they will be obligated to offer coverage under Seller' s group medical plan to the employees of Seller following termination of their employment pursuant to the provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended
("COBRA").   Purchaser agrees to use its best efforts to obtain health
insurance coverage for its employees comparable to that offered by Seller as soon as practicable after the Closing. As an interim measure, Purchaser shall reimburse Parent for the Cost (as hereinafter defined) of such COBRA coverage for any former employee of Seller hired by Purchaser ("Covered Employees") within 30 days after invoice from Parent. "Cost" shall mean, with respect to COBRA coverage extended to Covered Employees, allocable premiums plus the direct cost actually incurred by Seller (rather than its reinsurer) of all claims initiated by Covered Employees after the Closing in excess of such premiums.

        4.20 Post-Closing Adjustment (a) Seller has prepared and delivered to Purchaser an unaudited statement reflecting Seller's Inventory and Receivables as at the close of business on December 31, 1996 (the "Pre-Closing Statement"). The parties agree that the purchase price payable at the Closing is based in part on the Pre-Closing Statement. The parties further agree that if the sum of Inventory and Receivables on the Closing Statement (as hereinafter defined) varies (positive or negative) from the sum of Inventory and Receivables reflected on the Pre-Closing Statement by $20,000 or more, then the purchase price shall be adjusted in accordance with this Section 4.20.

                (b) As soon as practicable after the Closing, Purchaser shall prepare and deliver to Seller a statement (the "Closing Statement") of the Inventory and Receivables as at the close of business on the Closing Date, valued in a manner consistent with the methodology used in preparing the Pre-Closing Statement.

                (c) Seller shall have 20 days from the date of delivery of the Closing Statement during which to review and dispute the Closing Statement. In connection with such review, Seller and its accountants shall be given access to the work papers of Purchaser. Within such 20-day period, Seller must advise Purchaser if it disputes the Closing Statement. If Seller does not so timely advise Purchaser, the Closing Statement shall become final for all purposes of this Agreement. If Seller so advises Purchaser, the parties shall use their best efforts to resolve such dispute in good faith. If such dispute is not resolved by negotiations within 30 days of Purchaser's advice to Seller of the dispute, the dispute shall be submitted as promptly as practicable to [Arthur Andersen and Co.] (the "Review Firm"). The decision of the Review Firm shall be final and binding upon all parties and the Closing Statement, as modified by the decision of the Review Firm, shall be final for all purposes of this Agreement. The fees and expenses of the Review Firm shall be borne equally by Purchaser and Seller.

                (d) If the sum of Inventory and Receivables on the Closing Statement varies (positive or negative) from that reflected on the Pre-Closing Statement by $20,000 or more, then as soon as practicable, but in no case more than 10 days after the Closing Statement has become final in accordance with subsection 4.20(c) above, the parties shall hold a post-closing (the "Post-Closing"). If the sum of Inventory and Receivables reflected on the Closing Statement is less than that reflected on the Pre-Closing Statement by $20,000 or more, then at the Post-Closing Seller shall refund an amount equal to the entire difference to Purchaser without interest, by certified or official bank check or wire transfer of funds. If the sum of Inventory and Receivables reflected on the Closing Statement exceeds that reflected on the Pre-Closing Statement by $20,000 or more, then at the Post-Closing Purchaser shall pay an amount equal to the entire excess to Seller without interest, by certified or official bank check or wire transfer of funds.

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                              OF SELLER AND PARENT

        Seller and Parent jointly and severally represent and warrant to Purchaser and Axson as follows:

        5.01 Due Authorization and Execution; Valid and Binding Agreements; No Violation. The execution, delivery and performance by Seller and Parent of this Agreement have been duly authorized by all necessary corporate action. The copies of the corporate minutes or records of corporate action of Seller and Parent authorizing the execution of this

Agreement and the actions contemplated thereby, heretofore delivered to Purchaser, are accurate and complete copies of such minutes and records and such minutes and records reflect in all material respects the corporate actions of Seller's and Parent's respective boards of directors and shareholders. This Agreement has been duly executed and delivered by Seller and Parent and constitutes a valid and binding agreement of Seller and Parent, enforceable in accordance with its terms. Neither the execution and delivery of this Agreement by Parent nor the consummation of the transactions contemplated hereby will violate any provision of the organizational documents of Parent, or violate, or be in conflict with, or constitute a default under, or cause the amendment, modification or acceleration of, or gives any party the right to amend, modify or refuse to perform, or modify the time within which duties are to be performed or rights or benefits are to be received under, or cause the acceleration of the maturity of any debt or obligation pursuant to, or result in the creation or imposition of any security interest, lien or other encumbrance upon any property or asset of Parent under, any lease, agreement, understanding, restriction or commitment to which Parent is a party or by which Parent is bound, or to which the property of Parent is subject, or violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental or regulatory authority or agency.

        5.02 Corporate Organization; Etc. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Michigan and has full power and authority to carry on its business as it is now being conducted and to own the properties and assets it now owns; and is duly qualified or licensed to do business as a foreign company in good standing in all jurisdictions in which the ownership of property or the conduct of its business requires such qualification. The copies of the organizational documents of Seller and the certificate evidencing its good standing heretofore delivered to Purchaser are accurate and complete copies of such instruments as presently in effect. The copies of the corporate minutes or records of corporate action of Seller heretofore delivered to Purchaser are accurate and complete copies of such minutes and records and such minutes and records reflect in all material respects the corporate actions of Seller's board of directors and shareholders. The copies of the stock transfer books or records Seller heretofore delivered to Purchaser are accurate and complete copies of such books and records.

        5.03 No Violation. Neither the execution and delivery of this Agreement by Seller nor the consummation of the transactions contemplated hereby will violate any provision of the organizational documents of Seller, or violate, or be in conflict with, or constitute a default under, or cause the amendment, modification or acceleration of, or give any party the right to amend, modify or refuse to perform, or modify the time within which duties are to be performed or rights or benefits are to be received under, or cause the acceleration of the maturity of any debt or obligation pursuant to, or result in the creation or imposition of any security interest, lien or other encumbrance upon any property or assets of Seller under, any lease, agreement, understanding, restriction or commitment to which Seller is a party or by which Seller is bound, or to which the property of Seller is subject, or violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental or regulatory authority or agency.

        5.04    Consents and Approvals of Governmental Authorities; Etc.
Except as disclosed on Schedule 5.04, no consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority, or consent or approval of any other person or entity, is required in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

        5.05    Financial Statements.  Seller has heretofore delivered to
Purchaser: (i) a balance sheet of Seller as at March 31, 1995 and 1996 and statements of income for each of the years then ended; and (ii) an unaudited balance sheet of Seller as at December 31, 1996 (the "Balance Sheet") and a statement of income for the seven-month period then ended. Such balance sheets are true, complete and accurate and fairly present the assets, liabilities and financial condition of Seller as at the respective dates thereof, and such statements of income are true, complete and accurate and fairly present the results of operations for the periods therein referred to; all in accordance with generally accepted accounting principles, consistently followed throughout the periods involved.

        5.06 No Undisclosed Liabilities; Etc. Seller has no liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) which were not fully reflected or reserved against in the Balance Sheet, except for liabilities and obligations incurred in the ordinary course of business and consistent with past practice since the date thereof; and the reserves reflected in the Balance Sheet are adequate, appropriate and reasonable.

        5.07 Absence of Certain Changes. Except in the ordinary course of business consistent with past practice, and except as disclosed on Schedule 5.07, since the date of the Balance Sheet, Seller has not:

                (a) Suffered any adverse change in its working capital, financial condition, assets, liabilities (absolute, accrued, contingent or otherwise), reserves, business, operations or prospects;

                (b) Permitted or allowed any of its property or assets (real, personal or mixed, tangible or intangible) to be subjected to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind, except for liens for current taxes not yet due;

                (c) Written down the value of any inventory or written off as uncollectible any notes or accounts receivable;

                (d) Cancelled any debts or waived any claims or rights of value;

                (e) Disposed of or permitted to lapse any rights to the use of any patent, trademark, trade name or copyright, or disposed of or disclosed to any person any trade secret, formula, process or know-how not theretofore a matter of public knowledge;

                (f) Entered into any employment contracts or granted any increase in the compensation of officers or employees (including any such increase pursuant to any bonus, pension, profit-sharing or other plan or commitment) or any increase in the compensation payable or to become payable to any officer or employee, and no such increase is required by agreement or understanding;

                (g) Made any change in any method of accounting or accounting practice;

                (h) Made any material change in any purchasing, production or marketing practice;

                (i) Suffered any labor dispute or threatened labor dispute or commenced any negotiations with labor unions involving terms or conditions of labor nor has any such negotiation been proposed to Seller by employees or employee representatives;

                (j) Become aware of any actual or threatened disputes with any significant supplier of Seller or any actual or threatened significant loss of business from any customers, sales representatives, distributors, dealers or brokers;

                (k) Suffered the cancellation of any purchase order or letter of intent; or

                (l) Sold, transferred, or otherwise disposed of any of its properties or assets (real, personal or mixed, tangible or intangible), except sales of inventory in the ordinary course of business and consistent with past practice;

                (m) Made any single capital expenditure or commitment in excess of $10,000 for additions to property, plant, equipment or intangible capital assets or made aggregate capital expenditures and commitments in excess of $10,000 for additions to property, plant, equipment or intangible capital assets;

                (n) Suffered any damage or destruction to its assets, whether or not covered by insurance;

                (o) Paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets (real, personal or mixed, tangible or intangible) to, or entered into any agreement or arrangement with, any of its officers or directors or any affiliate or associate of any of its officers or directors, except for compensation to officers at rates not exceeding the rates of compensation paid during the year ended March 31, 1996; or

                (p) Agreed, whether in writing or otherwise, to take or suffer to be taken any action described in this Section.

        5.08 Title to Properties; Encumbrances. Seller has good, valid and marketable title to all its properties and assets (real, personal and mixed, tangible and intangible), including, without limitation, all the properties and assets reflected in the Balance Sheet (except for inventory sold in the ordinary course of business since that date). With the exception of intangible assets such as good will, all properties and assets have a fair market or realizable value at least equal to the value thereof as reflected therein, and none of such properties or assets are subject to any mortgage, pledge, lien, security interest, encumbrance or charge of any kind except (a) liens shown on the Balance Sheet as securing specified Assumed Liabilities with respect to which no default exists and (b) liens for current taxes not yet due. The rights, properties and other assets presently owned, leased or licensed by Seller and described elsewhere in this Agreement include all rights, properties and other assets necessary to permit Seller to conduct its business in the same manner as its business has been conducted prior to the date hereof.

        5.09 Plant and Equipment. The plants, structures and equipment of Seller are structurally sound with no known defects and in good operating condition and repair and are adequate for the uses to which they are being put; and none of such plants, structures or equipment are in need of maintenance or repairs except for ordinary, routine maintenance and repairs which are not material in nature or cost. Seller has not received notification that it is in violation of any applicable building, zoning, anti-pollution, health, occupational safety or other law, ordinance or regulation in respect of its plants or structures or their operations and, to the best knowledge of Seller and Parent, no such violation exists.

        5.10 Leases. Schedule 5.10 hereto contains an accurate and complete list of all leases pursuant to which Seller leases real or personal property, true and complete copies of which have heretofore been delivered to Purchaser. All such leases are valid, binding and enforceable in accordance with their terms, and are in full force and effect; there are no existing defaults thereunder; no event of default has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default thereunder; and all lessors under such leases have consented (where such consent is necessary) to the consummation of the transactions contemplated by this Agreement without requiring modification of, the rights or obligations of the lessee under such leases.

        5.11 No Condemnation or Expropriation. Neither the whole nor any portion of the leaseholds or any other assets of Seller is subject to any governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor has any such condemnation, expropriation or taking been proposed.

        5.12    Patents, Trademarks, Trade names; Etc.

                (a)     Schedule 5.12(a) lists:

                                (i)     all patents held by Seller and all
reissues, divisions, continuations, continuations in part and extensions thereof and all pending patent applications by Seller including for each such patent the serial or patent number, country, filing and expiration date and title;
                                (ii)    all registered trademarks of Seller and
pending registrations by Seller of trademarks, including for each such trademark, the registration number, country, filing and expiration date, mark and class;
                                (iii)   all registered copyrights of Seller and
applications by Seller for registration of copyrights, including the registration number, country and filing and expiration date of each such copyright; and
                                (iv)    a general description of all know-how
and proprietary information in the nature of trade secrets of Seller.

                (b) Schedule 5.12(b) identifies all licenses and other contracts or commitments to which Seller is a party (either as licensor or licensee) or otherwise subject relating to patents, trademarks, trade names or copyrights (or applications for any thereof), trade secrets or other proprietary know-how or technical information or assistance; and no claims have been asserted by any person to the use of any such patents, trademarks, trade names, copyrights, technology, know-how or processes or challenging or questioning the validity or effectiveness of any such license or agreement, and there is no valid basis for any such claim.

                (c) Seller's use and transfer to Purchaser pursuant to this Agreement of the trademark and trade name "Akemi" do not infringe or violate the rights of any other person. To the best knowledge of Seller and Parent, Seller has not infringed upon any patent, trademark, trade name or copyright or misappropriated or misused any invention, trade secret or other proprietary information entitled to legal protection, and Seller has not been alleged to have infringed upon any patent, etc., except as set forth in Schedule 5.12. Seller has never asserted any claim of infringement, misappropriation or misuse.

                (d) Each item identified in Schedule 5.12(b) is a valid, legally binding obligation of all parties thereto, enforceable in accordance with its terms. With respect to each there is no default (or event which with the giving of notice and/or passage of time would constitute a default) by any party thereto.

                (e) Except as listed on Schedule 5.12, Seller has not granted any outstanding licenses or other rights to any copyright, patent, invention, know-how, technology, trade secret, innovation, formula, process, trademark or trade name listed on Schedule 5.12(a), nor is Seller under any obligation to grant the same, nor has Seller given any indemnification for patent, copyright or trademark infringement as to any equipment, materials or supplies manufactured, produced or sold by it.

        5.13 Litigation. There is no action, suit, claim, counterclaim, arbitration, proceeding or investigation pending or, to the best knowledge of Seller or Parent, threatened against or involving Seller, or which questions or challenges the validity of this Agreement or any action taken or to be taken pursuant to this Agreement or in connection with the transactions contemplated hereby; and neither Seller nor Parent knows or have any reason to know of any basis for any such action, proceeding or investigation. Seller is not in default under or in violation of, nor is there any basis for any claim of default under or violation of, any material contracts, commitments or restrictions to which it is a party or by which it is bound. Seller is not subject to any judgment, order or decree entered in any lawsuit or proceeding.

        5.14 Subsidiaries. Seller has no subsidiaries and does not, directly or indirectly, own or have the power to vote or to acquire the power to vote, or to exercise a controlling influence with respect to, equity interests or any option, right, warrant or other right or instrument convertible into or exchangeable or exercisable for any such equity interest of any entity, corporate or otherwise.

        5.15 Toxic and Hazardous Substances and Other Environmental, Health and Safety Issues.

                (a) No underground tanks or storage facilities are now located, or at any time have been located, on the real property used at any time in the business of Seller or its predecessors in interest and there are no present or past Environmental Conditions (as hereinafter defined) in any way relating to the business, property or assets of Seller. "Environmental Condition" means (i) any environmental pollution, including, without limitation, any contaminant, irritant or pollutant, from any spill, discharge, leak, emission, escape, injection, deposit, emanation, dumping or release of any kind, in any amount whatsoever, or any substance or exposure of any type in any work place or elsewhere or to any medium, including, without limitation, air, land, surface waters or subsurface waters or from any generation, transportation, treatment, discharge, storage or disposal of waste materials, raw materials, hazardous materials, hazardous constituents, toxic materials or products of any kind or from the storage, use or handling of any waste, raw, hazardous, radioactive, infectious or toxic materials or products of any kind or from the storage, use or handling of any waste, raw, hazardous, radioactive, infectious or toxic materials or other substances, or (ii) any noncompliance with any federal, state or local environmental law, rule, regulation or order as a result of, or in connection with, any of the foregoing. The operation of the business of Seller does not violate and has not violated any applicable law, rule, regulation or order, whether state, federal, or local, relating to air, water, or noise pollution, or the production, storage, labeling, transportation or disposition of waste or hazardous or toxic substances or hazardous constituents. Except in compliance with all legal requirements in the ordinary course of its business as a developer and manufacturer of resins and polyester, neither Seller nor any other person has stored any chemical substances, including, without limitation, any waste materials, petroleum, crude oil, PCB's, asbestos or any "Hazardous Substances," "Pollutants," "Hazardous Constituents" or "Contaminants" (collectively, the "Contaminants"), as such terms are defined in the

Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, on, beneath or about any of the properties or assets used at any time in the business of Seller. Seller has received no notice advising Seller that it is potentially responsible for response or other costs or remediation with respect to a release or threatened release of Contaminants, and no facts exist which might give rise to such responsibility. Except in compliance with all legal requirements in the ordinary course of its business as a developer and manufacturer of resins and polyesters, neither Seller nor any employee, affiliate, associate or Controlled Person of Seller nor any person with whom Seller arranged for the transport, disposal or treatment of any Contaminants has transported, buried, dumped or otherwise disposed of any Contaminants on, beneath or about any other property. Seller has not violated and has no knowledge of any alleged or potential violation of, any applicable environmental, zoning or land use ordinance, law, rule, regulation or order relating to the operation of the business of Seller, or any of the processes followed or products made thereby.

                (b) Seller has not exposed or permitted the exposure of any of Seller's employees or any of Seller's customers' employees to chemical or hazardous substances, which exposure could give rise to any liability for occupational injury or illness which is not covered by insurance.

        5.16 Good Title Conveyed, Etc. Seller has complete and unrestricted power and the unqualified right to sell, assign, transfer and deliver to Purchaser, and Purchaser is acquiring, good, valid and marketable title to the Acquired Assets, free and clear of all mortgages, pledges, liens, security interests, conditional sales agreements, encumbrances, claims or charges of any kind, except those referred to in Section 5.08 hereof. The Bill of Sale and the deeds, endorsements, assignments and other instruments being executed and delivered to Purchaser by Seller at the Closing are valid and binding obligations of Seller, enforceable in accordance with their terms, and will effectively vest in Purchaser good, valid and marketable title to all the Acquired Assets, subject to the obligations of Seller set forth in Section 3.04 to provide further assurances.

        5.17 Compliance with Law. The operations of Seller have been conducted in accordance with all applicable laws, regulations and other requirements of all federal and state governmental authorities, and of all municipalities and other political subdivisions and agencies thereof, having jurisdiction over Seller, including, without limitation, all such laws, regulations and requirements relating to antipollution, consumer protection, environmental, equal opportunity, health, occupational safety, pension and securities matters. Seller has not received any notification of any asserted present or past failure by Seller to comply with any law, rule or regulation. Seller has all permits, governmental licenses, registrations and approvals necessary to carry out its business as currently conducted and as required by applicable law or regulation.

        5.18 Insurance. Schedule 5.18 contains an accurate and complete description of all policies of fire, liability, workmen's compensation and other forms of insurance owned or held by Seller, including self-insurance programs. Purchaser acknowledges that Purchaser will not be eligible to participate in such insurance coverage after the Closing and that Purchaser will be required to obtain such insurance coverage as it deems necessary following the Closing.

        5.19    Contracts and Commitments.  Except as set forth in Schedule
5.19:

                (a) Seller has no agreements, contracts, commitments or restrictions (oral or written) which are for an amount in excess of $5,000 or are material to its business, operations or prospects;

                (b) No purchase contracts or commitments of Seller continue for a period of more than 12 months or are in excess of the normal, ordinary and usual requirements of business or in excess of prevailing market prices;

                (c) There are no outstanding sales contracts, commitments or proposals of Seller which will result in any loss to Seller upon completion or performance thereof, nor are there any outstanding contracts, bids or sales or service proposals quoting prices which will not result in a normal profit;

                (d) Seller has no outstanding contracts with officers, employees, agents, consultants, advisors, salesmen, sales representatives, distributors or dealers that are not cancelable by it on notice of not longer than 60 days and without liability, penalty or premium or any agreement or arrangement providing for the payment of any bonus or commission based on sales or earnings;

                (e) Seller has no employment agreement, or any other agreement that contains any severance or termination pay liabilities or obligations;

                (f) Seller has no collective bargaining or union contracts or agreements;

                (g) Seller is not restricted by agreement from carrying on its business in any geographic location;

                (h) Seller is under no liability or obligation with respect to the return of inventory or merchandise in the possession of wholesalers, distributors, retailers or other customers;

                (i) Seller has not experienced any shortage of raw materials or other supplies which are used in the operation of any of Seller's businesses which has interfered with its ability to conduct any such business;

                (j) Seller is not subject to any obligation or requirement to provide funds to or make an investment (in the form of a loan, capital contribution or otherwise) in any person or entity; and

                (k) Seller has no agreements, commitments or restrictions which were entered into outside the ordinary course of business.

        5.20 Akemi GmbH Agreement. Seller has provided Purchaser with accurate copies of, and Schedule 4.17 accurately describes the terms and conditions of, Seller's agreement with Akemi GmbH. Seller's production and sale of polyester products (other than wood and stone polyester products) is not restricted by its agreement with Akemi GmbH, and production and sale of polyester products (other than wood and stone polyester products) does not require the payment of any royalty to Akemi GmbH and would not be adversely affected by termination of Seller's agreement with Akemi GmbH.

        5.21 Accounts Receivable. All Receivables of Seller, whether reflected in the Balance Sheet or otherwise, represent sales actually made in the ordinary course of business, and are current and collectible net of any reserves shown on the Balance Sheet (which reserves are adequate and were calculated in a manner consistent with past practice). Subject to such reserves, each of the Receivables either has been collected in full or will be collected in full, without any set-off or reduction, within 90 days after the day on which it became due and payable. It is expressly agreed, however, that Purchaser is not acquiring any reserves shown on the Balance Sheet relating to Receivables as Seller and Parent are indemnifying Purchaser with respect to any uncollected Receivables pursuant to Section 11.05.

        5.22 Personnel. Schedule 5.22 sets forth a true and complete list of:

                (a) the names and current salaries of all officers (other than those compensated solely by Parent) and other salaried employees of Seller; and

                (b) the wage rates for non-salaried and non-executive salaried employees of Seller by classification.

        5.23 Labor Difficulties. (a) Seller is in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practice; (b) there is no unfair labor practice, wrongful termination or employment discrimination (age, sex, race or otherwise) charge or complaint against Seller pending, or to the best knowledge of Seller or Parent, threatened; (c) there is no labor strike, dispute, slowdown or stoppage actually pending or threatened against or affecting Seller; (d) no representation question exists respecting the employees of Seller; (e) no grievance or arbitration proceedings arising out of or under collective bargaining agreements is pending and no claim therefor exists; (f) no collective bargaining agreement which is binding on Seller restricts it from relocating or closing any of its operations;
and (g) no organizational effort has been or to the best knowledge of Seller and Parent is being made by or on behalf of any labor union with respect to any employees of Seller.

        5.24    Customers and Suppliers.  Schedule 5.24 sets forth:

                (a) a list of the customers of Seller during the last two fiscal years showing the approximate total sales by Seller to each such customer during each such fiscal year; and

                (b) a list of the suppliers of Seller during the last two fiscal years, showing the approximate total purchases by Seller from each such supplier during each such fiscal year. Except to the extent set forth in
Schedule 5.24, Seller has not been advised by any customer or supplier of a refusal to deal with Seller in the future based upon past actions or performance of Seller or a refusal to extend credit in accordance with terms previously extended to Seller due to Seller's past payment history.

        5.25 No Product Liabilities. Seller has not incurred nor will it incur any liability, damage, loss, cost or expense as a result of any defect or other deficiency (whether of design, materials, workmanship, labeling, instructions or otherwise) with respect to any product manufactured or sold by Seller or any other business the assets of which have been acquired by Seller prior to the Closing, whether such liability, damage, loss, cost or expense is incurred by reason of any express or implied warranty (including without limitation any warranty of merchantability or fitness), any doctrine of common law (tort, contract or other), any statutory provision or otherwise.

        5.26 Inventory. All Inventory of Seller, whether reflected in the Pre-Closing Statement or otherwise, has been acquired in the ordinary course of business, in the ordinary and customary quantities and amounts, and at prevailing market prices. The Inventory reflected on the Pre-Closing Statement has been valued at cost or market, whichever is lower, in accordance with generally accepted accounting principles, consistently applied; and all damaged or otherwise unmerchantable Inventory has been written off. All Inventory of Seller, other than that written off in accordance with the preceding sentence, is usable and saleable in the ordinary course of business. It is expressly acknowledged that Purchaser is not acquiring any reserves on the Balance Sheet with respect to Inventory as the consideration paid by Purchaser for the Acquired Assets has been established after the write-off of certain damaged or otherwise unmerchantable Inventory.

        5.27 Backlog. Schedule 5.27 sets forth the dollar amount (i.e., amount of payment remaining on the contract assuming full delivery or performance) of backlog orders by customers for products and services of Seller as of October 31, 1996, together with a statement as to the shipping schedule of the backlog orders and seasonal or other material aspects of such backlog orders. All of such backlog orders are the subject of valid and binding written agreements enforceable in accordance with their respective terms; and Seller has received no indication that any such order will be cancelled or materially altered. All of such outstanding contracts, bids or sales or service proposals quote prices which exceed all direct costs, including, without limitation, materials, labor, royalties and commissions.


        5.28    Product and Service Warranties.  Except as set forth in
Schedule 5.28, neither Seller nor any other business the assets of which have been purchased by Seller has given any third party any product or service guaranties or warranties, rights of return or other indemnity relating to products manufactured or delivered by Seller or any such other business prior to the Closing or services performed by Seller or such other business.

        5.29 Disclosure. Seller and Parent have disclosed to Purchaser all facts material to the condition, assets, liabilities, businesses, operations and prospects of Seller. No representations or warranties by Seller or Parent in this Agreement and no statement contained in any document (including without limitation, financial statements and exhibits), certificate, or other writing furnished or to be furnished by Seller or Parent to Purchaser pursuant to the provisions hereof or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary in order to make the statements herein or therein not misleading.

                                   ARTICLE VI
             REPRESENTATIONS AND WARRANTIES OF PURCHASER AND AXSON

        Purchaser and Axson jointly and severally hereby represent and warrant to Seller and Parent as follows:

        6.01 Corporate Organization; Etc. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and has full corporate power and authority to carry on its business as it is now being conducted and to own the properties and assets it now owns; and Purchaser is duly qualified or licensed to do business as a foreign corporation in good standing in all jurisdictions in which the ownership of property or the conduct of its business requires such qualification. Axson is a soci#t# anonyme duly organized, validly existing and in good standing under the laws of France and has full corporate power and authority to carry on its business as it is now being conducted and to own the properties and assets it now owns.
The copies of the organizational documents of Axson and the certificate evidencing its current good standing heretofore delivered to Parent are accurate and complete copies of such instruments as presently in effect.

        6.02 Authorization, Etc. Purchaser has full corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby and thereby. Purchaser has taken all action required by law, its Certificate of Incorporation, its By-Laws or otherwise to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and thereby, and this Agreement is a valid and binding agreement of Purchaser enforceable in accordance with its terms. Axson has full corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. Subject to approval of the issuance of the Axson Stock by Axson's stockholders, Axson has taken all corporate action required by law or its organizational documents to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and this Agreement is a valid and binding agreement of Axson enforceable in accordance with its terms. The copies of corporate minutes or records of corporate action of Axson's Board of Directors authorizing the execution of this Agreement and the actions contemplated hereby heretofore delivered to Parent are, and the copies of the corporate minutes or records of corporate action of Axson's stockholders authorizing the issuance of the Axson Stock to be delivered to Parent will be, accurate and complete copies of such minutes and records and such minutes and records reflect (or will reflect) in all material respects the corporate actions of Axson's Board of Directors and stockholders.

        6.03 No Violation. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate any provision of the organizational documents of Purchaser or Axson, or violate, or be in conflict with, or constitute a default under, or cause the acceleration of the maturity of any debt or obligation pursuant to, or result in the creation or imposition of any security interest, lien or other encumbrance upon any property or assets of Purchaser or Axson under any agreement or commitment to which Purchaser or Axson is a party or to which Purchaser or Axson is subject, or violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority.

        6.04 Axson's Financial Statements. Axson has heretofore delivered to Parent (i) a balance sheet of Axson as at December 31, 1995 audited by Axson's independent accountants (the "Axson Balance Sheet") and (ii) an unaudited statement of income for the nine months ended September 30, 1996. The Axson Balance Sheet and the notes thereto are true, complete and accurate and fairly present the assets, liabilities and financial condition of Axson as at the date thereof, and such income statement is true, complete and accurate and fairly presents the results of operations of Axson for the period referred to therein; all in accordance with French generally accepted accounting principles, consistently followed throughout the periods involved..

        6.05 Power to Issue Axson Stock. Axson, upon approval thereof by its stockholders, will have complete and unrestricted power and the unqualified right to issue, sell, assign, transfer and deliver to Purchaser good and marketable title to the Axson Stock, free and clear of all security interests, liens, claims, pledges, assessments, options, equities, charges, proxies and encumbrances whatsoever, and with no restriction on the voting rights and other incidents of record and beneficial ownership pertaining thereto, and there are no outstanding options, warrants, calls, commitments or rights to purchase or acquire, or agreements relating to, any of such Axson Stock, except as provided in the Stockholders' Agreement.

        6.06 Capitalization. As of the date hereof, the authorized capital stock of Axson consist of 103,817 shares of Common Stock, 100FF par value per share, all of which are issued and outstanding. All issued and outstanding shares of capital stock of Axson are validly issued, fully paid and nonassessable. Except as set forth on Schedule 6.06, there are no outstanding
(a) securities convertible into, exchangeable for or evidencing the right to purchase any registered capital of Axson; (b) options, warrants, calls or other rights to purchase or subscribe to Axson's capital stock or securities convertible into, exchangeable for or evidencing the right to purchase, any shares of Axson's capital stock; or (c) contracts, commitments, agreements, understandings or arrangements of any kind relating to the issuance of any capital stock of Axson, any such convertible or exchangeable securities or any such other securities evidencing the right to purchase any such options, warrants or rights.

        6.07    Consents and Approvals of Governmental Authorities; Etc.
Except as set forth in Schedule 6.07, no consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority, or consent or approval of any other person or entity, is required by Purchaser or Axson in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

        6.08 No Undisclosed Liabilities; Etc. Axson has no liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) which were not fully reflected or reserved against in the Axson Balance Sheet, except for liabilities and obligations incurred in the ordinary course of business and consistent with past practice since the date thereof, and to the best knowledge of Axson, the reserves reflected therein are adequate, appropriate and reasonable.

        6.09 Title to Properties; Encumbrances. Axson has good, valid and marketable title to all its properties and assets (real, personal and mixed, tangible and intangible), including, without limitation, all the properties and assets reflected in the Axson Balance sheet (except for inventory sold in the ordinary course of business since that date). All properties and assets reflected in the Axson Balance Sheet have a fair market or realizable value at least equal to the value thereof as reflected therein, and none of such properties or assets are subject to any mortgage, pledge, lien, security interest, encumbrance or charge of any kind except (a) the pledge of the shares of Axson's subsidiaries to secure a line of credit, (b) liens shown on the Axson Balance Sheet as securing specified liabilities or obligations with respect to which no default exists and (c) liens for current taxes not yet due. The rights, properties and other assets presently owned, leased or licensed by Axson are sufficient to permit Axson to conduct its business in the same manner as its business has been conducted prior to the date hereof.

        6.10 Plant and Equipment. The plants, structures and equipment of Axson are structurally sound with no known defects and are in good operating condition and repair and are adequate for the uses to which they are being put; and none of such plants, structures or equipment are in need of maintenance or repairs except for ordinary, routine maintenance and repairs which are not material in nature or cost. Axson has not received notification that it is in violation of any applicable building, zoning, anti-pollution, health, occupational safety or other law, ordinance or regulation in respect of its plants or structures or their operations and, to Axson's best knowledge, no such violation exists.

        6.11 Litigation. Except as set forth on Schedule 6.11, there is no action, suit, claim, counterclaim, arbitration, proceeding or investigation pending or, to Axson's best knowledge, threatened against or involving Axson, or which questions or challenges the validity of this Agreement or any action taken or to be taken pursuant to this Agreement or in connection with the transactions contemplated hereby; and Axson does not know or have any reason to know of any basis for any such action, proceeding or investigation. Axson is not in default under or in violation of, nor is there any basis for any claim of default under or violation of, any material contracts, commitments or restrictions to which it is a party or by which it is bound. Axson is not subject to any judgment, order or decree entered in any lawsuit or proceeding.

        6.12 Compliance with Law. The operations of Axson have been conducted in accordance with all applicable laws, regulations and other requirements of all national governmental authorities, and of all municipalities and other political subdivisions and agencies thereof, having jurisdiction over Axson, including, without limitation, all such laws, regulations and requirements relating to antipollution, consumer protection, environmental, equal opportunity, health, occupational safety, pension and securities matters. Axson has not received any notification of any asserted present or past failure by Axson to comply with any law, rule or regulation. Axson has all permits, governmental licenses, registrations and approvals necessary to carry out its business as currently conducted and as required by applicable law or regulation.

                                  ARTICLE VII
                    CONDUCT OF BUSINESS PENDING THE CLOSING

        Pending the Closing, and except as otherwise consented to or approved by Purchaser in writing, Seller agrees to do, and Parent agrees to cause Seller to do, the following:

        7.01 Regular Course of Business. Seller shall carry on its business diligently and substantially in the same manner as heretofore conducted, and Seller shall not institute any new methods of manufacture, purchase, sale, lease, management, accounting or operation or engage in any transaction or activity, enter into any agreement or make any commitment, except in the ordinary course of business and consistent with past practice.

        7.02 Amendments. No change or amendment shall be made in the organizational documents of Seller.

        7.03 Capital Changes. Seller will not issue or sell any shares or interests of its capital stock or other securities, acquire directly or indirectly, by redemption or otherwise, any such capital stock, reclassify or split-up any such capital stock, declare or pay any dividends thereon or make any other distribution with respect thereto, or grant or enter into any options, warrants, calls or commitments of any kind with respect thereto.

        7.04 Organization. Seller shall use its best efforts to preserve its legal existence and its business organization intact and to preserve its relationships with licensors, suppliers, distributors, customers and others having business relations with it. Except for the officers and key employees of Seller listed on Schedule 7.04, who are also employees of Parent, Seller shall use its best efforts to keep available its officers and key employees.

        7.05 General. Without limiting the generality of the foregoing, Seller shall not take, or voluntarily suffer to be taken, any of the actions listed in Section 5.07 hereof.

        7.06 Insurance; Property. Seller shall adequately insure all property, real, personal and mixed, owned or leased by Seller against all ordinary and insurable risks; and all such property shall be used, operated, maintained and repaired in a careful and reasonably efficient manner.

        7.07 No Default. Seller shall not do any act or omit to do any act, or permit any act or omission to act, which will cause a breach of any contract or commitment of Seller, or which would cause the breach of any warranty made hereunder.

        7.08 Compliance With Laws. Seller shall duly comply with all laws and regulations applicable to it and its properties, operations, business and employees.

        7.09 Inventory. Seller shall not place orders for Inventory which would be classified as "goods in transit" on the Closing Date.

                                  ARTICLE VIII
                        OBLIGATIONS PENDING THE CLOSING

        Seller and Parent hereby jointly and severally covenant and agree with Purchaser and Axson, and Purchaser and Axson hereby jointly and severally covenant and agree with Seller and Parent that:

        8.01 Access. Seller shall afford, and Parent shall cause Seller to afford, to Purchaser and Axson, their counsel, accountants and other authorized representatives, including their environmental consultants, reasonable access to the plants, offices, warehouses, properties, books and records of Seller in order that Purchaser and Axson may have full opportunity to make such investigations as they shall desire to make of the affairs of Seller; and will cause Seller's officers and accountants to furnish such additional financial and operating data and other information as Purchaser or Axson shall from time to time reasonably request.

        8.02 Confidentiality. Each party will hold and will cause its consultants and advisors to hold in strict confidence, unless compelled to disclose by judicial or administrative process or, in the opinion of its counsel, by other requirements of law, all documents and information concerning the other party furnished it by such other party or its representatives in connection with the transactions contemplated by this Agreement (except to the extent that such information can be shown to have been (i) previously known by the party to which it was furnished, (ii) in the public domain through no fault of such party, or (iii) later lawfully acquired from other sources by the party to which it was furnished) and each party will not release or disclose such information to any other person, except its auditors, attorneys, financial advisors, bankers and other consultants and advisors in connection with this Agreement. If the transactions contemplated by this Agreement are not consummated, such confidence shall be maintained except to the extent such information comes into the public domain through no fault of the party required to hold it in confidence, and such information shall not be used to the detriment of, or in relation to any investment in, the other party and all such documents (including copies thereof) shall immediately thereafter be returned to the other party upon the written request of such other party. Each party shall be deemed to have satisfied its obligation to hold such information confidential if it exercises the same care as it takes to preserve confidentiality for its own similar information.

        8.03 Other Transactions; Etc. From the date hereof until the earlier of (a) the Closing contemplated hereby or (b) the termination of this Agreement, (i) Parent shall not (and shall assure that neither Seller nor any officer, director, employee, agent, or representative of Parent or Seller shall), directly or indirectly, solicit or entertain offers from, enter into negotiations with, or furnish information to, other parties with respect to any sale of assets (except inventory in the ordinary course of business), securities or control of Seller or any business combination transaction involving Seller, however structured. The foregoing shall not prohibit Parent or Seller from providing information to governmental authorities if required by law or court order.

        8.04 Further Assurances. Each party hereto shall execute and deliver such instruments and take such other actions as the other party or parties, as the case may be, may reasonably require in order to carry out the intent of this Agreement.

        8.05 Supplements to Schedules. From time to time prior to the Closing, Seller shall promptly supplement or amend the Schedules hereto with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in a Schedule hereto. For purposes of determining the satisfaction of the condition set forth in Section 9.01 hereof, the Schedules shall be deemed to include only the information contained therein on the date hereof, without regard to any supplement or amendment.

        8.06 Foam Boards; Waste Drums. Prior to the Closing, Seller shall at its own expense: (a) sell or otherwise dispose of all Z-Tech foam products in its inventory and all foam sign and model boards in its inventory which Seller has rated B or poorer in quality; and (b) dispose of all drums of waste on Seller's premises, such that on the Closing Date all such inventory and drums shall have been removed from Seller's premises. All such disposals shall comply with all applicable laws, rules and regulations relating thereto.
Seller and its affiliates may continue to sell such inventory after the Closing, provided they shall not do so under any trademark listed on Schedule 5.12.

                                   ARTICLE IX
              CONDITIONS TO THE OBLIGATIONS OF PURCHASER AND AXSON

        Each and every obligation of Purchaser and Axson under this Agreement to be performed on or before the Closing Date shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions, unless waived in writing by Purchaser and Axson:

        9.01 Representations and Warranties True. The representations and warranties of Seller and Parent contained in Article V hereof, the Schedules hereto and in all certificates and other documents delivered by Seller and Parent to Purchaser or Axson pursuant hereto or in connection with the transactions contemplated hereby shall be in all material respects true and accurate as of the date when made and at and as of the Closing Date as though such representations and warranties were made at and as of such date.

        9.02 Performance. Seller and Parent shall have performed and complied with all agreements, obligations and conditions required by this Agreement to be performed or complied with by them on or prior to the Closing Date.

        9.03 Investigations; Etc. No investigation of Seller by Purchaser or Axson pursuant to Section 8.01 hereof nor the Schedules hereto or any supplement thereto, shall have revealed any facts or circumstances which, in the good faith judgment of Axson, reflect in a materially adverse way on the financial condition, assets, liabilities (absolute, accrued, contingent or otherwise), reserves, business, operations or prospects of Seller.

        9.04 No Government Proceeding or Litigation. No suit, action, investigation, inquiry or other proceeding by any governmental body or other person or legal or administrative proceeding shall have been instituted or threatened which if adversely determined could have a material adverse effect on the business, prospects, financial condition, working capital, cash flow, assets, liabilities, reserves or operations of Seller or which questions the validity or legality of the transactions contemplated hereby.

        9.05 Material Adverse Change. From the date of the Balance Sheet to the Closing Date, Seller shall not have suffered any material adverse change in its business, prospects, financial condition, working capital, cash flow, assets, liabilities (absolute, accrued, contingent or otherwise), reserves or operations.

        9.06 Consents. All government and third party consents referred to in Section 4.18 shall have been obtained.

        9.07 Related Transactions. All transactions referred to in Article IV hereof shall have been consummated.

        9.08    Key Employees.  No key employee of Seller listed on Schedule
9.08 hereto shall have terminated his or her employment or have indicated an intention to do so, and Purchaser shall have entered into employment agreements or arrangements satisfactory to Purchaser with all such key employees, including provisions to protect the confidential information and trade secrets of Purchaser and Axson.

        9.09 Financing. Axson shall have successfully completed arrangements, satisfactory to Axson in its sole discretion, with banks, other financial institutions or investors for sufficient equity and/or debt financing for completion of the acquisition of the Acquired Assets and the external financing needs of Purchaser after the Closing.

        9.10 Insurance. Purchaser shall have obtained insurance coverage for the Acquired Assets and the business and operations of Purchaser after the Closing, satisfactory to Purchaser in its sole discretion.

        9.11 Certificates. Seller and Parent shall have furnished Purchaser and Axson with such certificates of Seller and Parent to evidence compliance with the conditions set forth in this Article IX as may reasonably be requested by Axson.

                                   ARTICLE X
               CONDITIONS TO THE OBLIGATIONS OF SELLER AND PARENT

        Each and every obligation of Seller and Parent under this Agreement to be performed on or before the Closing Date shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions, unless waived in writing by Seller and Parent.

        10.01 Representations and Warranties True. The representations and warranties of Purchaser and Axson contained in Article VI hereof, shall be in all material respects true and accurate as of the date when made and at and as of the Closing Date as though such representations and warranties were made at and as of such date, except for changes expressly permitted or contemplated by the terms of this Agreement.

        10.02 Performance. Purchaser and Axson shall have complied with and performed all agreements, obligations and conditions required by this Agreement to be complied with or performed by them on or prior to the Closing Date.

        10.03 Certificates. Purchaser and Axson shall have furnished Seller and Parent with such certificates of its officers to evidence compliance with the conditions set forth in this Article X as may reasonably be requested by Seller and Parent.

                                   ARTICLE XI
          SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

        11.01 Survival of Representations and Warranties. All representations and warranties made by any party in this Agreement or pursuant hereto, shall survive the Closing hereunder and any investigation at any time made by or on behalf of any other party for a period of two years following the Closing; provided, however, that the representations and warranties set forth in Sections 5.12, 5.20, 5.25, and 5.28 shall survive until the expiration of the respective statutes of limitations applicable to the subject matter of such representations and warranties; and further provided, however, that the representations and warranties set forth in Sections 5.15and 5.16 hereof shall survive forever.

        11.02 Statements as Representations. All statements contained herein or in any certificate, schedule, list, exhibit, document or other writing delivered pursuant hereto or in connection with the transactions contemplated hereby shall be deemed representations and warranties within the meaning of
Section 11.01 hereof.

        11.03   Agreement to Indemnify.

                (a) Seller and Parent hereby jointly and severally agree to indemnify, defend and hold harmless Purchaser and Axson and each subsidiary, affiliate, director, officer, employee or agent of Purchaser or Axson from and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including, without limitation, interest, penalties and attorneys' fees (collectively "Damages"), asserted against or imposed upon or incurred by Purchaser, Axson, or any subsidiary or affiliate, director, officer, employee or agent of Purchaser or Axson resulting from a breach of any representation, warranty or covenant of Seller contained in or made pursuant to this Agreement; provided, however, that Seller and Parent shall have no liability for Damages unless and until the aggregate amount of such Damages equals $20,000, in which case Seller and Parent shall be required to pay all such Damages from the first dollar; and further provided, however, that Seller and Parent shall not be liable for Damages in excess of $2,100,000 in the aggregate, except for Damages resulting from a breach of the representations and warranties set forth in Sections 5.15, 5.16, 5.20, 5.25 and 5.28, as to which liability of Seller and Parent shall be unlimited.

                (b) Purchaser and Axson hereby jointly and severally agree to indemnify, defend and hold harmless Seller and Parent, and each subsidiary, affiliate, director, officer, employee or agent of Seller or Parent from and against all Damages asserted against or imposed upon or incurred by Seller, Parent or any subsidiary, affiliate, director, officer, employee or agent of Seller or Parent resulting from a breach of any representation, warranty or covenant of Purchaser or Axson contained in or made pursuant to this Agreement; provided, however, that Purchaser and Axson shall have no liability for Damages unless and until the aggregate amount of such Damages equals $20,000, in which case Purchaser and Axson shall be required to pay all such Damages from the first dollar; and further provided, however, that Purchaser and Axson shall not be liable for Damages in excess of $2,000,000 in the aggregate.

        11.04 Indemnification for Claims. The obligations and liabilities of the party owing the indemnity under Section 11.03 hereof ("Indemnitor") to the party to whom an indemnity is owed ("Indemnitee") with respect to claims for Damages resulting from the assertion of liability by third parties ("Claims"), shall be subject to the following terms:

                (a) Indemnitee will give Indemnitor prompt notice of any Claim asserted against or imposed upon or incurred by Indemnitee, and the Indemnitor shall undertake the defense thereof by representatives of its own choosing. Failure by Indemnitee to give any such notice shall not affect the obligations of Indemnitor to indemnify hereunder.

                (b) In the event that Indemnitor, within a reasonable time after notice of any such Claim, fails to defend, Indemnitee, then Indemnitee will (upon further notice to Indemnitor) have the right to undertake the defense, compromise or settlement of such Claim for the account of the Indemnitor, subject to the right thereof to assume the defense of such Claim at any time prior to settlement, compromise or final determination thereof.

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


                (c) Anything in this Section 11.04 to the contrary notwithstanding, (i) if there is a reasonable probability that a Claim may materially and adversely affect Indemnitee, then Indemnitee shall have the right to defend, compromise or settle such Claim, and (ii) Indemnitor shall not, without Indemnitee's prior written consent, settle or compromise any Claim or consent to entry of any judgment which does not include as an unconditional term thereof the release by the claimant or the plaintiff of Indemnitee from all liability in respect of such Claim.

        11.05 Accounts Receivable. Notwithstanding the foregoing provisions of this Article XI, Seller and Parent shall jointly and severally indemnify, compensate and save harmless Purchaser and Axson with respect to Receivables of Seller, as follows:

                (a) Purchaser shall use commercially reasonable efforts to collect the Receivables. If any Receivable has not been collected within 90 days after said Receivable became due and payable, Parent, upon written notice from Purchaser, shall pay Purchaser the amount of said Receivable within five days after receiving notice thereof and Purchaser shall assign said Receivable to Parent and promptly deliver to Parent the records relating thereto. After such assignment, Purchaser agrees that upon receipt of any payment on the assigned Receivable, Purchaser will immediately remit the same to Parent. Parent may employ all commercially reasonable means to collect the assigned Receivables.

                (b) The provisions of subsection (a) to the contrary notwithstanding, Parent shall only be obligated to pay Purchaser with respect to the Receivables listed on Schedule 11.05 to the extent the same have not been collected by Purchaser within 30 days after the Closing Date.

                (c) All payments received by Purchaser with respect to its Receivables shall be deemed to have been made with respect to the earliest accruing receivables from such customer, except to the extent the customer specifies otherwise with respect to any such payment.

        11.06 Remedies Cumulative. The remedies provided herein shall be cumulative and shall not preclude a party from asserting any other rights or seeking any other remedies against the other party or its successors or assigns.

                                  ARTICLE XII
                            TERMINATION AND REMEDIES

        12.01 Termination. Anything in this Agreement to the contrary notwithstanding:

                (a) Mutual Consent. This Agreement may be terminated by the mutual consent of the parties hereto.

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

                (b) Default. In the event that a party hereto shall, contrary to the terms of this Agreement, intentionally fail or refuse to consummate the transactions contemplated herein or to take any other action referred to herein necessary to consummate the transactions contemplated herein, then the non-defaulting party, after affording the defaulting party a 10-day period after notice in which to cure such breach or default, shall have the right, in addition to the other rights specified in Section 12.02 below, to terminate this Agreement by written notice given to the other party hereto.

                (c) Upset Date. In the event that the Closing shall not have occurred on or prior to February 28, 1997, then, unless otherwise agreed to in writing between the parties hereto, this Agreement shall terminate on or following such date (as such date may be postponed pursuant hereto), upon written notice given by one party to the other, unless the absence of such occurrence shall be due to the failure or refusal of the party seeking to terminate this Agreement of the type described in Section 12.01(b).

                (d) Legal Restraint. Either party may, by written notice to the other party, terminate this Agreement if at the time the written notice of termination is given, there is in effect a preliminary or permanent injunction enjoining consummation of the transactions contemplated hereby.

        12.02   Remedies.

                (a) Specific Performance. Subject to compliance with the terms of Section 12.02(d) hereof, any party desiring to proceed with the Closing despite any failure or refusal of the other party hereto of the type described in Section12.01(b) hereof shall have the right to pursue the remedy of specific performance.

                (b)     Damages.  Subject to compliance with the terms of
Section 12.02(d) hereof, any party terminating this Agreement pursuant to
Section 12.01(b) hereof shall, if the failure or refusal referred to in Section 12.01(b) hereof constituted a material breach of this Agreement, have the right to sue for damages and all reasonable out-of-pocket costs and expenses theretofore suffered and sustained by the non-defaulting party; provided, that no party shall be liable to the other for special, consequential or punitive damages by reason of such breach.

                (c) Effect of Termination. Except as set forth in Section 12.02(b) above, any termination of this Agreement by any party hereto shall have the effect of causing this Agreement to thereupon become void and of no further force or effect whatsoever, and thereupon no party hereto will have any rights, duties, liabilities or obligations of any kind or nature whatsoever against any other party hereto based upon either this Agreement or the transactions contemplated hereby, except in each case the obligations of each party for its own expenses incurred in connection with the transactions contemplated by this Agreement as provided in Section 13.04 and the obligations of each party with respect to confidentiality set forth in Section 7.02 hereof.

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

                (d) Cure Period. Any party seeking any form of relief referred to in Sections 12.02(a) or (b) hereof shall, as a condition to the right to seek such relief, afford the defaulting party hereto with a 10-day period to effect reasonable cure of such breach or default.

                                  ARTICLE XIII
                            MISCELLANEOUS PROVISIONS

        13.01 Commissions and Finders' Fees. Each of the parties represents that the negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by Seller directly with Purchaser in such manner as not to give rise to any claims against any of the parties hereto for a brokerage commission, finders' fee or other like payment. Insofar as any such claims are made which are alleged to be based on an agreement or arrangements made by, or on behalf of, a party, such party agrees to indemnify and hold the other party harmless from and against all liability, loss, cost, charge or expense, including reasonable counsel fees, arising therefrom.

        13.02 Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified and supplemented by written agreement of Purchaser and Seller with respect to any of the terms contained herein.

        13.03 Waiver of Compliance. Any failure of Seller or Parent, on the one hand, or Purchaser or Axson, on the other, to comply with any obligation, covenant, agreement or condition herein may be expressly waived in writing by Axson or Parent, respectively, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

        13.04 Expenses. Each of the parties hereto will pay its own expenses incurred by it or on its behalf in connection with this Agreement or any transaction contemplated by this Agreement, whether or not such transaction shall be consummated, including, without limitation, all fees of its counsel. In addition, Seller shall bear the expense of any transfer tax or sales tax applicable to the transactions contemplated hereby, except that Purchaser shall bear any stock transfer tax or sales tax applicable to the purchase of the Axson Stock by Parent [and any applicable vehicle transfer tax].

        13.05 Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed, certified or registered mail with postage prepaid or delivered by express delivery or facsimile transmission (with copy by mail):

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


                (a)     If to Seller or Parent, to:
                        Maxco, Inc.
                        1118 Centennial Way
                        Lansing, MI 48917
                        Attn:  President

or to such other person or address as Seller or Parent shall furnish to Axson in writing.

                (b)     If to Purchaser or Axson, to:
                        Axson SA
                        14 rue de Prony
                        75017 Paris, France
                        Attn:  President

or to such other person or address as Purchaser or Axson shall furnish to Parent in writing.

        13.06 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other party, except that Purchaser may assign this Agreement to an affiliate of Axson.

        13.07 Governing Law; Etc. (a) This Agreement and the legal relations among the parties hereto shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its conflicts of law doctrine. In the event of a breach of this Agreement by Seller or Parent on the one hand, or Purchaser or Axson on the other hand, the non-breaching party shall be entitled to recover its costs, and expenses (including reasonable legal fees) incurred in enforcing this Agreement.

                (b) The parties hereto, acting for themselves and for their respective successors and assigns, without regard to domicile, citizenship or residence, hereby expressly and irrevocably consent and subject themselves to the exclusive jurisdiction of the United States District Court for the District of Delaware or any Delaware state court in respect of any and all matters arising under or in connection with this Agreement and service of process, notices and demands of any such court and any other notices or the communications required or permitted under this Agreement may be made upon any of them by personal service at any place where they may be found or by mailing copies of such process, notices, demands and communications by certified or registered mail, postage prepaid and return receipt requested, to the addresses hereinabove set forth

        13.08 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


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

        13.09 Effectiveness; Binding Effect. This Agreement shall become effective as to each party hereto when and only when this Agreement shall have been executed by such party; provided, however, that this Agreement shall be null and void ab initio as to each party hereto in the event that both parties hereto shall not have executed this Agreement within five (5) days of the date upon which any party hereto shall have executed this Agreement.

        13.10 Headings. The headings of the Sections and Articles of this Agreement are inserted for convenience only and shall not constitute a part hereof.

        13.11 Entire Agreement. This Agreement including the Exhibits and Schedules hereto and other documents and certificates delivered pursuant to the terms hereof, set forth the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto.

        13.12 Third Parties. Except as specifically set forth or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or entity other than the parties hereto and their successors or assigns, any rights or remedies under or by reason of this Agreement.

        13.13 Mutual Agreement. This Agreement embodies the arm's-length negotiation and mutual agreement among the parties hereto and shall not be construed against any party as having been drafted by it.

        13.14 Severability. If in any jurisdiction, any provision of this Agreement or its application to any party or circumstance is restricted, prohibited or unenforceable, such provision shall, as to such jurisdiction, be ineffective only to the extent of such restriction, prohibition or unenforceability without invalidating the remaining provisions hereof and without affecting the validity or enforceability of such provision in any other jurisdiction or its application to other parties or circumstances. In addition, if any one or more of the provisions contained in this Agreement shall for any reason in any jurisdiction be held to be excessively broad as to time, duration, geographical scope, activity or subject, it shall be construed, by limiting and reducing it, so as to be enforceable to the extent compatible with the application law of such jurisdiction as it shall then appear.


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

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement, each by its duly authorized officer, all as of the day and year first above written.

                                        AXSON NORTH AMERICA, INC.


                                        By: Lionel Puget
                                            ----------------------------
                                            Lionel Puget
                                            President



                                        AXSON, S.A.


                                        By: Lionel Puget
                                           -----------------------------
                                           Lionel Puget
                                           President Directeur General



                                        AKEMI, INC.


                                        By: Vincent Shunsky
                                            ----------------------------
                                             Vincent Shunsky
                                               Vice President


                                        MAXCO, INC.


                                        By: Vincent Shunsky
                                            ----------------------------
                                             Vincent Shunsky
                                             Vice President - Finance




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